EXHIBIT 10.1
RESTATED SUBSCRIPTION AGREEMENT

RESTATED SUBSCRIPTION AGREEMENT made as of this _ day of ________ 2008, between IX Energy Holdings, Inc., a Delaware corporation (the "Company"), and the undersigned (the "Subscriber").

WHEREAS, pursuant to a Confidential Private Placement Memorandum dated August 22, 2008 (the "PPM"), as supplemented to date, the Company is offering in a private placement (the "Offering") to accredited investors a minimum of 35 Units (the "Minimum Offering") and a maximum of 100 Units (the "Maximum Offering") at a purchase price of $100,000 per Unit, or up to 115 Units if the Company elects to accept over-subscriptions, with each Unit (the "Units") consisting of 250,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and a three-year detachable warrant (the "Warrant") to purchase 250,000 shares of Common Stock with an exercise price of $0.50 per share; and

WHEREAS, the Subscriber desires to subscribe for the number of Units set forth on the signature page hereof, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.    SUBSCRIPTION FOR AND REPRESENTATIONS AND COVENANTS OF SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units set forth upon the signature page hereof, at a price equal to $100,000 per Unit, and the Company agrees to sell such to the Subscriber for said purchase price, subject to the Company's right to sell to the Subscriber such lesser number of (or no) Units as the Company may, in its sole discretion, deem necessary or desirable. The purchase price is payable by wire transfer of immediately available funds, pursuant to the wire instructions attached as Exhibit F to the PPM or by check payable to LaSalle Bank National Association as Escrow Agent to IX Energy Holdings, Inc.

1.2 The Subscriber recognizes that the purchase of Units involves a high degree of risk in that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (ii) the Units are not registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law; (iii) there is no trading market for the Units, none is likely ever to develop, and the Subscriber may not be able to liquidate his, her or its investment; (iv) transferability of the Units is extremely limited; and (v) an investor could suffer the loss of his, her or its entire investment.

1.3 The Subscriber is an "accredited investor," as such term in defined in Rule 501 of Regulation D promulgated under the Act, and the Subscriber is able to bear the economic risk of an investment in the Units.

1.4 The Subscriber has prior investment experience (including investment in non-listed and non-registered securities), and has read and evaluated, or has employed the services of an investment advisor, attorney or accountant to read and evaluate, all of the documents furnished or made available by the Company to the Subscriber and to all other prospective investors in the Units, including the PPM, as well as the merits and risks of such an investment by the Subscriber. The Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber's net worth, and the Subscriber's investment in the Units will not cause such overall commitment to become excessive. The Subscriber, if an individual, has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in his or her investment in the Units. The Subscriber is financially able to bear the economic risk of this investment, including the ability to afford holding the Units for an indefinite period or a complete loss of this investment.

1.5 The Subscriber acknowledges receipt and careful review of the PPM, all supplements to the PPM, and all other documents furnished in connection with this transaction by the Company (collectively, the "Offering Documents") and has been furnished by the Company during the course of this transaction with all information regarding the Company which the Subscriber has requested or desires to know; and the Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and any additional information which the Subscriber has requested.

1.6 The Subscriber acknowledges that the purchase of the Units may involve tax consequences to the Subscriber and that the contents of the Offering Documents do not contain tax advice. The Subscriber acknowledges that the Subscriber must retain his, her or its own professional advisors to evaluate the tax and other consequences to the Subscriber of an investment in the Units. The Subscriber acknowledges that it is the responsibility of the Subscriber to determine the appropriateness and the merits of a corporate entity to own the Subscriber's Units and the corporate structure of such entity.

1.7 The Subscriber acknowledges that this Offering has not been reviewed by the Securities and Exchange Commission (the "SEC") or any state securities commission, and that no federal or state agency has made any finding or determination regarding the fairness or merits of the Offering. The Subscriber represents that the Units are being purchased for his, her or its own account, for investment only, and not with a view toward distribution or resale to others. The Subscriber agrees that he, she or it will not sell or otherwise transfer the Units unless they are registered under the Act or unless an exemption from such registration is available.

1.8 The Subscriber understands that the provisions of Rule 144 under the Act are not available for at least one (1) year to permit resales of the Units or the Common Stock and Warrants comprising the Units and there can be no assurance that the conditions necessary to permit such sales under Rule 144 will ever be satisfied. The Subscriber understands that the Company is under no obligation to comply with the conditions of Rule 144 or take any other action necessary in order to make available any exemption from registration for the sale of the Units or the Common Stock and Warrants comprising the Units.

1.9 The Subscriber understands that the Units have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his, her or its investment intention. In this connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if his, her or its representation merely meant that his, her or its present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his, her or its representation to the Company and the SEC might regard such a sale or disposition as a deferred sale, for which such exemption is not available.

1.10 The Subscriber agrees to indemnify and hold the Company, its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Subscriber contained herein or any sale or distribution by the Subscriber in violation of the Act (including, without limitation, the rules promulgated thereunder), any state securities laws, or the Company's Certificate of Incorporation or By-laws, as amended from time to time.

1.11 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Common Stock or the Warrants stating that such securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

1.12 The Subscriber understands that the Company will review and rely on this Restated Subscription Agreement without making any independent investigation; and it is agreed that the Company reserves the unrestricted right to reject or limit any subscription and to withdraw the Offering at any time.

1.13 The Subscriber hereby represents that the address of the Subscriber furnished at the end of this Restated Subscription Agreement is the undersigned's principal residence, if the Subscriber is an individual, or its principal business address if it is a corporation or other entity.

1.14 The Subscriber acknowledges that if the Subscriber is a Registered Representative of a Financial Industry Regulatory Authority, Inc. ("FINRA") member firm, the Subscriber must give such firm the notice required by the FINRA's Conduct Rules, receipt of which must be acknowledged by such firm on the signature page hereof.

1.15 The Subscriber hereby acknowledges that neither the Company nor any persons associated with the Company who may provide assistance or advice in connection with the Offering (other than the placement agent, if one is engaged by the Company) are or are expected to be members or associated persons of members of the FINRA or registered broker-dealers under any federal or state securities laws.

1.16 The Subscriber understands that, pursuant to the terms of the Offering as set forth in the PPM, the Company must receive subscriptions for 35 Units for an aggregate purchase price of $3,500,000 in order to close on the sale of any Units and that persons affiliated with the Company or its consultants, advisors, or placement agents may subscribe for Common Stock, in which case the Company may accept subscriptions from such affiliated parties in order to reach the Minimum Offering; and that, accordingly, no investor should conclude that achieving the Minimum Offering is the result of any independent assessment of the merits or advantages of the Offering or the Company made by Subscribers in the Minimum Offering.

1.17 The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company and, in entering into this transaction, the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

1.18 All information provided by the Subscriber in the Investor Questionnaire attached as Exhibit B to the PPM is true and accurate in all respects, and the Subscriber acknowledges that the Company will be relying on such information to its possible detriment in deciding whether the Company can sell these securities to the Subscriber without giving rise to the loss of the exemption from registration under applicable securities laws.

II.    REPRESENTATIONS BY THE COMPANY

(a)  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

(b)  The execution, delivery and performance of this Restated Subscription Agreement by the Company have been duly authorized by the Company and all other corporate action required to authorize and consummate the offer and sale of the Units has been duly taken and approved.

(c)  The Units and the underlying Common Stock have been duly and validly authorized and issued.

(d)  The Company has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary for the conduct of its business, except where the failure to so obtain such licenses, permits and authorizations would not have a material adverse effect on the Company. Such licenses, permits and other governmental authorizations which have been obtained are in full force and effect, except where the failure to be so would not have a material adverse effect on the Company, and the Company is in all material respects complying therewith.

(e)  The Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party which would materially adversely affect the business, financial condition or operations of the Company.

(f)  The Company is not in violation of or default under, nor will the execution and delivery of this Restated Subscription Agreement or the issuance of the Common Stock, or the consummation of the transactions herein contemplated, result in a violation of, or constitute a default under, the Company's Certificate of Incorporation or By-laws, any material obligations, agreements, covenants or conditions contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign.

III.   COVENANTS BY THE COMPANY

3.1 Until the earlier of (i) twelve (12) months following the Initial Closing Date (as defined in the PPM) or (ii) such date that there is an effective registration statement on file with the SEC covering the resale of all of the shares of Common Stock issued in the Offering and all shares of Common Stock issuable upon exercise of the Warrants issued in the Offering, in the event that the Company issues or sells any shares of Common Stock or any Common Stock Equivalents (as defined below) pursuant to which shares of Common Stock may be acquired at a price less than $0.40 per share (a "Lower Price Issuance"), then the Company shall promptly issue additional shares of Common Stock to the Subscriber in an amount sufficient that the subscription price paid hereunder, when divided by the total number of shares issued will result in an actual price paid per share of Common Stock hereunder equal to such lower price (this is intended to be a "full ratchet" adjustment). Such adjustment shall be made successively whenever such an issuance is made. In addition to the foregoing, in the event of a Lower Price Issuance, the Subscriber shall have the right to elect to substitute any term or terms of the offering being made in connection with the Lower Price Issuance for any term of the Offering in connection with the Common Stock and Warrants (purchased hereunder) owned by the Subscriber as of the date of such Lower Price Issuance. Notwithstanding the foregoing, this Section 3.1 shall not apply in respect of an Exempt Issuance (as defined below).

3.2 For purposes of this Agreement, (i) "Common Stock Equivalents" means any securities of the Company or any of its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock and (ii) "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers, directors, or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities; and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person which is either an owner of, or an entity that is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

3.3 Absent a prior determination by the non-employee directors of the Company that it is in the Company's best interest, for a period of 18 months following the closing of the Merger (as defined in the PPM), the Company shall not (i) issue or grant more than an aggregate of 12,000,000 options, warrants or shares of common stock (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction) to any employees, officers, directors, or consultants of the Company or (ii) issue any options having an exercise price that is less than $0.50 per share and subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction).

IV.   TERMS OF SUBSCRIPTION

4.1 Subject to Section 4.2 hereof, the subscription period will begin as of the date of the PPM and will terminate at 11:59 PM Eastern Time, on the earlier of November 30, 2008, the date on which the Maximum Offering is sold or the Offering is terminated by the Company (the "Termination Date"); provided, however, that the Termination Date may be extended by up to an additional thirty (30) days by the Company. The minimum subscription amount is $100,000, although the Company may, in its discretion, accept subscriptions for less than $100,000.

4.2 The Subscriber shall effect a wire transfer in the full amount of the purchase price for the Units to the Company's escrow account in accordance with the wire instructions attached as Exhibit F to the PPM or shall deliver a check in payment of the purchase price for the Units.

4.3 Pending the sale of the Units, all funds paid hereunder shall be deposited by the Company in escrow with the Company's escrow agent. If the Company shall not have obtained subscriptions (including this subscription) for the Minimum Offering on or before the Termination Date (as such date may be extended by the Company), then this subscription shall be void and all funds paid hereunder by the Subscriber shall be promptly returned without interest to the Subscriber, to the same account from which the funds were drawn. If subscriptions are received and accepted and payment tendered for the Minimum Offering on or prior to the Termination Date, then all subscription proceeds (less fees and expenses) shall be paid over to the Company within ten (10) days thereafter or such earlier date that is one business day after the amount of good funds in escrow equals or exceeds $3,500,000. In such event, sales of the Units may continue thereafter until the earlier of the date on which the Maximum Offering is sold and the Termination Date, with subsequent releases of funds from time to time at the discretion of the Company.

4.4 The Subscriber hereby authorizes and directs the Company and its escrow agent to deliver any certificates or other written instruments representing the Units to be issued to such Subscriber pursuant to this Restated Subscription Agreement to the address indicated on the signature page hereof.

4.5 The Subscriber hereby authorizes and directs the Company and its escrow agent to return any funds, without interest, for unaccepted subscriptions to the same account from which the funds were drawn.

4.6 If the Subscriber is not a United States person, such Subscriber shall immediately notify the Company and the Subscriber hereby represents that the Subscriber is satisfied as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Restated Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Units. Such Subscriber's subscription and payment for, and continued beneficial ownership of, the Units will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

V.    MISCELLANEOUS

5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by reputable overnight courier, facsimile (with receipt of confirmation) or registered or certified mail, return receipt requested, addressed to the Company, at the address set forth in the first paragraph hereof, Attention: Chief Executive Officer, facsimile: (866) 395-0915, and to the Subscriber at the address or facsimile number indicated on the signature page hereof. Notices shall be deemed to have been given on the date when mailed or sent by facsimile transmission or overnight courier, except notices of change of address, which shall be deemed to have been given when received.

5.2 This Restated Subscription Agreement shall not be changed, modified or amended except by a writing signed by both (a) the Company and (b) subscribers in the Offering holding a majority of the Units issued in the Offering.

5.3 This Restated Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Restated Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.4 Notwithstanding the place where this Restated Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Restated Subscription Agreement shall be adjudicated only before a Federal court located in New York, New York and they hereby submit to the exclusive jurisdiction of the federal courts located in New York, New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Restated Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other. The parties further agree that in the event of any dispute, action, suit or other proceeding arising out of or in connection with this Restated Subscription Agreement, the PPM or other matters related to this subscription brought by a Subscriber (or transferee), the Company (and each other defendant) shall recover all of such party's attorneys' fees and costs incurred in each and every action, suit or other proceeding, including any and all appeals or petitions therefrom. As used herein, attorney's fees shall be deemed to mean the full and actual costs of any investigation and of legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

5.5 This Restated Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Restated Subscription Agreement by the Subscriber, this Restated Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided; subject, however, to the right hereby reserved by the Company to (i) enter into the same agreements with other subscribers, (ii) add and/or delete other persons as subscribers and (iii) reduce the amount of or reject any subscription.

5.6 The holding of any provision of this Restated Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Restated Subscription Agreement, which shall remain in full force and effect.

5.7 It is agreed that a waiver by either party of a breach of any provision of this Restated Subscription Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

5.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further actions as may be necessary or appropriate to carry out the purposes and intent of this Restated Subscription Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Restated Subscription Agreement as of the day and year first written above.

_________________________________  X $100,000 for each Unit = $ _________________________.
Number of Units subscribed for                                                                          Aggregate Purchase Price

Manner in which Title is to be held (Please Check One):

1.	Individual	7.	Trust/Estate/Pension or Profit Sharing Plan
			Date Opened: ___________________
2.	Joint Tenants with Right of Survivorship	8.	As a Custodian for _________________________
			Under the Uniform Gift to Minors Act of the State of
			_______________________________

3.	Community Property	9.	Married with Separate Property

4.	Tenants in Common	10.	Keogh

5.	Corporation/Partnership/Limited Liability Company	11.	Tenants by the Entirely

6.	IRA	12.	Foundation described in Section 501(c)(3) of the Internal
			Revenue Code of 1986, as amended.

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN:

  •  INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGE 10
  •  SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE 11

EXECUTION BY NATURAL PERSONS\

Exact Name in Which Title is to be Held
__________________________	__________________________
Name (Please Print)	Name of Additional Subscriber

__________________________	__________________________
Number and Street	Residence: Address of Additional Subscriber

__________________________	__________________________
City, State and Zip Code	City, State and Zip Code

__________________________	__________________________
Social Security Number	Social Security Number

__________________________	__________________________
Telephone Number	Telephone Number

__________________________	__________________________
Fax Number (if available)	Fax Number (if available)

__________________________	__________________________
E-Mail (if available)	E-Mail (if available)

__________________________	__________________________
(Signature)	(Signature of Additional Subscriber)

ACCEPTED this __ day of __________ 2008, on behalf of IX Energy Holdings, Inc.

By: ____________________________
Name: Title:

EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY

(Corporation, Partnership, Trust, Etc.)

_______________________________________________________________________________
Name of Entity (Please Print)
Date of Incorporation or Organization:

State of Principal Office:

Federal Taxpayer Identification Number: _________________________________________________

______________________
Office Address

______________________
City, State and Zip Code

______________________
Telephone Number

______________________
Fax Number (if available)

______________________
E-Mail (if available)

[seal]

By: ______________________________
Name:
Attest: ___________________________	Title: (If Entity is a Corporation)

*If Subscriber is a Registered
Representative with a FINRA member firm, have the following acknowledgement signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by Rule 3050 of the FINRA Conduct Rules

_________________________________	ACCEPTED this ______day of _______ 2008, on behalf of IX Energy Holdings, Inc.
Name of FINRA Firm

By: ______________________________	By: ______________________________
Name: Title:	Name: Title:

AMENDMENT NO. 1 TO RESTATED SUBSCRIPTION AGREEMENT

AMENDMENT NO. 1. TO RESTATED SUBSCRIPTION AGREEMENT (the "Amendment") made as of this ____ day of____________2008, between IX Energy Holdings, Inc., a Delaware corporation (the "Company"), and the undersigned (the "Subscriber").

WHEREAS, the Company and the Subscriber are parties to that certain Restated Subscription Agreement, dated as of November ___, 2008  and Amendment No. 1 to the Restated Subscription Agreement date as of November ___, 2008 (the "Restated Agreement"); and

WHEREAS, the Company and the Subscriber desire to amend the Restated Agreement as provided below. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Original Agreement.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and legal sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

1.    Description of the Offering. The first WHEREAS clause in the Original Agreement is deleted and replaced in its entirety with the following:

WHEREAS, pursuant to a Confidential Private Placement Memorandum dated August 22, 2008, as amended to date (the "PPM"), the Company is offering in a private placement (the "Offering") to accredited investors a minimum of 20 Units (the "Minimum Offering") and a maximum of 100 Units (the "Maximum Offering") at a purchase price of $100,000 per Unit, or up to 115 Units if the Company elects to accept over-subscriptions, with each Unit (the "Units") consisting of 250,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and a three-year detachable warrant (the "Warrant") to purchase 250,000 shares of Common Stock with an exercise price of $0.50 per share; and

2.    Subscriber Representation. Section 1.16 appearing under the heading "I. Subscription for and Representations and Covenants of Subscriber" is deleted and replaced in its entirety with the following:

1.16 The Subscriber understands that, pursuant to the terms of the Offering as set forth in the PPM, the Company must receive subscriptions for 20 Units for an aggregate purchase price of $2,000,000 in order to close on the sale of any Units and that persons affiliated with the Company or its consultants, advisors, or placement agents may subscribe for Common Stock, in which case the Company may accept subscriptions from such affiliated parties in order to reach the Minimum Offering; and that, accordingly, no investor should conclude that achieving the Minimum Offering is the result of any independent assessment of the merits or advantages of the Offering or the Company made by Subscribers in the Minimum Offering.

3.    Price Protection. Section 3.1 appearing under the heading "I. Subscriptions for and Representations and Covenants of Subscriber " is deleted and replaced in its entirety with the following:

3.1 For twenty four (24) months following the Initial Closing Date (as defined in the PPM), in the event that the Company issues or sells any shares of Common Stock or any Common Stock Equivalents (as defined below) pursuant to which shares of Common Stock may be acquired at a price less than $0.40 per share (a "Lower Price Issuance"), then the Company shall promptly issue additional shares of Common Stock to the Subscriber in an amount sufficient that the subscription price paid hereunder, when divided by the total number of shares issued will result in an actual price paid per share of Common Stock hereunder equal to such lower price (this is intended to be a "full ratchet" adjustment). Such adjustment shall be made successively whenever such an issuance is made. In addition to the foregoing, in the event of a Lower Price Issuance, the Subscriber shall have the right to elect to substitute any term or terms of the offering being made in connection with the Lower Price Issuance for any term of the Offering in connection with the Common Stock and Warrants (purchased hereunder) owned by the Subscriber as of the date of such Lower Price Issuance. Notwithstanding the foregoing, this Section 3.1 shall not apply in respect of an Exempt Issuance (as defined below).

4.    Escrow. Section 4.3 appearing under the heading "IV. Terms of Subscription" in the Subscription Agreements is deleted and replaced in its entirety with the following:

4.3 Pending the sale of the Units, all funds paid hereunder shall be deposited by the Company in escrow with the Company's escrow agent. If the Company shall not have obtained subscriptions (including this subscription) for the Minimum Offering on or before the Termination Date (as such date may be extended by the Company), then this subscription shall be void and all funds paid hereunder by the Subscriber shall be promptly returned without interest to the Subscriber, to the same account from which the funds were drawn. If subscriptions are received and accepted and payment tendered for the Minimum Offering on or prior to the Termination Date, then all subscription proceeds (less fees and expenses) shall be paid over to the Company within ten (10) days thereafter. In such event, sales of the Units may continue thereafter until the earlier of the date on which the Maximum Offering is sold and the Termination Date, with subsequent releases of funds from time to time at the discretion of the Company.

IN WITNESS WHEREOF, the Company and the Subscriber have executed this Amendment as of the ___day of November 2008.

IX ENERGY HOLDINGS, INC.

By:_______________________
Name: Steve Hoffmann Title: Chief Executive Officer

SUBSCRIBER
__________________________
Name of Subscriber

By: _______________________

Title:______________________

AMENDMENT NO. 2 TO RESTATED SUBSCRIPTION AGREEMENT

AMENDMENT NO. 2. TO RESTATED SUBSCRIPTION AGREEMENT (the "Amendment") made as of this ____ day of____________2008, between IX Energy Holdings, Inc., a Delaware corporation (the "Company"), and the undersigned (the "Subscriber").

WHEREAS, the Company and the Subscriber are parties to that certain Restated Subscription Agreement, dated as of November ___, 2008  and Amendment No. 1 to the Restated Subscription Agreement date as of November ___, 2008 (the "Restated Agreement"); and

WHEREAS, the Company and the Subscriber desire to amend the Restated Agreement as provided below. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Original Agreement.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and legal sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

5.    Description of the Offering. The first WHEREAS clause in the Original Agreement is deleted and replaced in its entirety with the following:

WHEREAS, pursuant to a Confidential Private Placement Memorandum dated August 22, 2008, as amended to date (the "PPM"), the Company is offering in a private placement (the "Offering") to accredited investors a minimum of 27.5 Units (the "Minimum Offering") and a maximum of 100 Units (the "Maximum Offering") at a purchase price of $100,000 per Unit, or up to 115 Units if the Company elects to accept over-subscriptions, with each Unit (the "Units") consisting of 250,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and a three-year detachable warrant (the "Warrant") to purchase 250,000 shares of Common Stock with an exercise price of $0.50 per share; and

6.    Subscriber Representation. Section 1.16 appearing under the heading "I. Subscription for and Representations and Covenants of Subscriber" is deleted and replaced in its entirety with the following:

1.16 The Subscriber understands that, pursuant to the terms of the Offering as set forth in the PPM, the Company must receive subscriptions for 27.5 Units for an aggregate purchase price of $2,750,000 in order to close on the sale of any Units and that persons affiliated with the Company or its consultants, advisors, or placement agents may subscribe for Common Stock, in which case the Company may accept subscriptions from such affiliated parties in order to reach the Minimum Offering; and that, accordingly, no investor should conclude that achieving the Minimum Offering is the result of any independent assessment of the merits or advantages of the Offering or the Company made by Subscribers in the Minimum Offering.

7.    Section 3.2 appearing under the heading "III. Covenants by the Company" is deleted and replaced in its entirety with the following:

3.2 For purposes of this Agreement, (i) “Common Stock Equivalents” means any securities of the Company or any of its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock and (ii) “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors, or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose by a vote of a majority of the members of the Board of Directors of the Company, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities; and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person which is either an owner of, or an entity that is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

IN WITNESS WHEREOF, the Company and the Subscriber have executed this Amendment as of the ___day of December 2008.

IX ENERGY HOLDINGS, INC.

By:_______________________
Name: Steve Hoffmann Title: Chief Executive Officer

SUBSCRIBER
__________________________
Name of Subscriber

By: _______________________

Title:______________________